                                                                Exhibit 3.1(k)

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF
                             THE MENTUS GROUP, INC.


      The Mentus Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

      FIRST: That the Board of Directors of the Corporation, at a meeting duly held on November 8, 1996, unanimously adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the amendment is as follows:

            RESOLVED, that the Corporation shall amend Article 1 of its Certificate of Incorporation in its entirety to read as follows:

                  "1. Name. The name of the Corporation is Mentus Media Corp."

      SECOND: That holders of a majority of common stock of the Corporation, by written consent in lieu of a special meeting in accordance with Section 228 of the Delaware General Corporation Law, approved the amendment. As provided in
Section 228 of the Delaware General Corporation Law, written notice of such action has been given to all stockholders that have not consented in writing.

      THIRD: The Corporation duly adopted the amendment in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

      The Mentus Group, Inc., has caused this Certificate to be executed by Thomas M. Pugliese, its Vice Chairman, and by Michael Kolthoff, its Assistant Secretary as of December 26, 1996.


                                          THE MENTUS GROUP, INC.


                                          By:
                                             -----------------------------------
                                             Thomas M. Pugliese, Vice Chairman
ATTEST:


------------------------------------
Michael Kolthoff, Assistant Secretary


STATE OF MINNESOTA      )
                        ) ss.
County of Hennepin      )

      On this ___ day of December, 1996, before me, the undersigned officer, personally appeared Thomas M. Pugliese, who acknowledged himself to be the Vice Chairman of The Mentus Group, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          ---------------------------------
                                          Notary Public

My Commission Expires:


----------------------------

STATE OF MINNESOTA      )
                        ) ss.
County of Hennepin      )

      On this ___ day of December, 1996, before me, the undersigned officer, personally appeared Michael Kolthoff, who acknowledged himself to be the Assistant Secretary of The Mentus Group, Inc., a Delaware corporation, and that he in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          ---------------------------------
                                          Notary Public

My Commission Expires:


----------------------------